EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For additional information contact:

Mark Root	Maureen Crystal
Executive Director, Corporate Communications	Executive Director, Investor Relations
off: 703-218-8397; cell: 703-407-9393	703-218-8262
mark.root@mantech.com	maureen.crystal@mantech.com

ManTech Reports 2005 Second Quarter Results

•	Second quarter revenues increased 17 percent to $239.4 million

•	Organic growth of 16 percent in second quarter revenues

•	Second quarter EPS of $0.35

•	Operating margin increased to 8.4 percent

•	DSO of 76 days – (82 days including Gray Hawk)

FAIRFAX, Virginia, July 27 2005 – ManTech International Corporation (Nasdaq: MANT), a leading provider of innovative technologies and solutions focused on mission-critical national security programs for the Intelligence Community and the Departments of Defense, State, Homeland Security, Justice and other federal government customers, today announced results for the second quarter of 2005.

ManTech reported revenue of $239.4 million for the second quarter of 2005, up $34.3 million, or 17 percent, compared to $205.1 million for the same period in 2004. This represents a 16% internal revenue growth for the second quarter and was primarily a result of the solid execution of the business strategy to focus on the high-end defense and intelligence markets in support of national security.

ManTech’s operating income in the second quarter 2005 was $20.2 million, resulting in an 8.4 percent operating margin. Diluted EPS from continuing operations was $0.35 for the second quarter versus $0.29 for the same period last year. In accordance with Generally Accepted Accounting Principles, prior period results have been reclassified to uniformly reflect the results from continuing operations in comparative periods.

“ManTech’s solid second quarter results demonstrate the force of our integrated high-end defense and high-end intelligence services platform,” said George J. Pedersen, Chairman of the Board and CEO of ManTech International Corporation. “With the latest acquisition of Gray Hawk Systems, Inc., the company is well on its way of becoming the key billion-dollar government services “pure-play” with a steadfast and laser focus on missions supporting high-priority, and well funded, national security programs. We expect these favorable spending and budget trends to continue to sustain our top-line growth and margin trends.”

Key Performance Metrics

Reported total backlog as of June 30, 2005, was $1.7 billion and funded backlog was $452 million. Revenue from the Department of Defense and the Intelligence Community accounted for over 95 percent of revenue for the second quarter of 2005. ManTech derived 83 percent of its revenue during the second quarter of 2005 from prime contracts and 39 percent of its revenue from work under GSA schedule contracts. ManTech’s time and materials contracts accounted for 62 percent of revenue, fixed-price contracts accounted for 10 percent of revenue and cost-plus contracts accounted for 28 percent of revenue.

ManTech had $258 million in new contract awards for the quarter, many with classified customers that were not announced publicly. The qualified pipeline for the company now exceeds $7 billion. Finally, Days Sales Outstanding, or DSOs, were 76 days (82 including Gray Hawk), down from 96 days reported at this time last year with MSM in operations.

Business Highlights

“The integration of Gray Hawk is proceeding very well and we remain optimistic about the synergies we have with them and the expanded capabilities and opportunities they bring to ManTech,” said Robert A. Coleman, President and Chief Operating Officer, ManTech International Corporation. “Earlier this month ManTech Gray Hawk was awarded an $11.4 million contract to provide modeling and simulation for NAVSEA which fits extremely well with our legacy warfare analysis and related capabilities. We see the potential to expand this modeling and simulation work, known as a “Kill Chain” concept, throughout other elements of the Navy and Intelligence Community. The other areas of our business are also showing positive trends. We continue to successfully support our Armed Forces in the global war on terrorism, as evidenced by the $27.7 million contract we were recently awarded by the U.S. Army to provide technical services support to our troops in Afghanistan.

“As announced earlier this month, we are very excited to have been selected by Cisco to be one of the six advanced technology partners (Accenture, Cap Gemini, EDS, IBM and SAIC are the others) integrating their recently announced Application-Orientated Network product. Our Intelligence and DoD customers are trending toward service orientated architectures and we believe that this technology coupled with our domain expertise within the community will provide tremendous benefit to our customers and will result in increased service opportunities for ManTech,” Coleman said.

Company Guidance

ManTech’s guidance for the third quarter and full year 2005 reflects the continuation of very strong underlying trends in its national security business as well as the anticipated accretive and synergistic effects from the recent acquisition of Gray Hawk Systems, Inc. ManTech’s guidance does not include any discontinued operations, future acquisitions or divestitures.

	3rd Quarter 2005	Full Year 2005
Revenue	$260 million -$265 million	$985 million - $1.005 billion
Diluted Earnings Per Share	$0.36 – $0.39	$1.48 – $1.58

Conference Call:

ManTech executive management will hold a conference call today at 5 p.m. EST, to discuss second quarter 2005 results and answer questions. Interested parties may access the call by dialing (800) 819-9193 (domestic) or (913) 981-4911 (international). The conference call will be Webcast (listen only) simultaneously via the Internet at www.mantech.com. Interested parties should dial in or log on approximately ten minutes prior to the start of the call.

A replay of the call will be available beginning at 9 p.m. today and will remain available through midnight, August 10. To access the replay, call (888) 203-1112 (domestic) or (719) 457-0820 (international). The confirmation code for the replay is 8804755. A replay will also be available on ManTech’s Website approximately two hours after the conclusion of the call.

About ManTech International Corporation:

Headquartered in Fairfax, Virginia, ManTech International Corporation is a leading provider of innovative technologies and solutions for mission-critical national security programs for the Intelligence Community and the Departments of Defense, State, Homeland Security, Justice and other U.S. federal government customers. ManTech’s expertise includes systems engineering, systems integration, technology and software development, enterprise security architecture, information assurance, intelligence operations support, network and critical infrastructure protection, information technology, communications integration and engineering support. The company supports the advanced telecommunications systems that are used in Operation Iraqi Freedom and in other parts of the world; provides the physical and cyber security to protect U.S. embassies all over the world; has developed a secure, collaborative communications system for the U.S. Department of Homeland Security; and is helping the Department of Justice’s U.S. Marshals Service deploy a common, office automation system. With projected 2005 revenues of approximately $1 billion and 6,000 highly qualified employees, the company operates in the United States and 40 countries worldwide. In 2004, ManTech was selected by Business Week magazine as one of the Top 100 Hot Growth Companies and ranked by VARBusiness magazine as one of its Top 50 Fastest-Growing Solution Providers. Additional information on ManTech can be found at www.mantech.com.

Forward-Looking Information:

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: adverse changes in U.S. government spending priorities; adverse results of U.S. government audits of our government contracts; uncertainties specifically related to discontinued operations; additional risks and costs associated with complying with new laws and regulations relating to corporate governance issues; failure to retain existing U.S. government contracts or win new contracts; failure to obtain option awards, task orders or funding under contracts; risk of contract performance or termination; failure to successfully integrate recently acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions; and risks associated with complex U.S. government procurement laws and regulations. These and other risk factors are more fully discussed in the section entitled “Risks Related to the Company’s Business” in ManTech’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2005, and, from time to time, in ManTech’s other filings with the Securities and Exchange Commission, including among others, its reports on Form 8-K and Form 10-Q.

The forward-looking statements included in this news release are only made as of the date of this news release and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Dollars in Thousands Except Per Share Amounts)

	(unaudited)		(unaudited)
	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
REVENUES	$239,408	$205,123	$456,869	$394,751
COST OF SERVICES	196,662	168,924	375,870	322,487

GROSS PROFIT	42,746	36,199	80,999	72,264

COSTS AND EXPENSES:
General and administrative	20,876	18,752	40,183	35,630
Depreciation and amortization	1,700	1,370	3,139	2,611

Total costs and expenses	22,576	20,122	43,322	38,241

INCOME FROM CONTINUING OPERATIONS	20,170	16,077	37,677	34,023
Interest (expense), net	(555)	(480)	(836)	(926)
Equity in earnings of affiliates	112	163	278	278
Gain (Loss) on disposal of an operation	(181)	—	3,698	—
Other income (expense), net	(286)	(20)	(176)	166

INCOME BEFORE PROVISION FOR INCOME TAXES AND MINORITY INTEREST	19,260	15,740	40,641	33,541
Provision for income taxes	(7,702)	(6,450)	(16,252)	(13,692)
Minority interest	(4)	(2)	(6)	(3)

INCOME FROM CONTINUING OPERATIONS	11,554	9,288	24,383	19,846
Loss from discontinued operations—net of taxes	(1,410)	(14,478)	(2,314)	(13,696)

NET INCOME	$10,144	$(5,190)	$22,069	$6,150

BASIC EARNINGS (LOSS) PER SHARE:
Income from continuing operations	$0.35	$0.29	$0.75	$0.62
Loss from discontinued operations—net of taxes	(0.04)	(0.45)	(0.07)	(0.43)

Basic earnings per share	$0.31	$(0.16)	$0.68	$0.19

Weighted average common shares outstanding	32,773,678	32,289,318	32,650,519	32,209,633

DILUTED EARNINGS (LOSS) PER SHARE:
Income from continuing operations	$0.35	$0.29	$0.74	$0.61
Loss from discontinued operations—net of taxes	(0.05)	(0.45)	(0.07)	(0.42)

Diluted earnings per share	$0.30	$(0.16)	$0.67	$0.19

Weighted average common shares outstanding	33,281,196	32,289,318	33,072,736	32,411,365

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands)

	(unaudited)
	June 30, 2005	December 31, 2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,489	$22,946
Receivables—net	217,998	196,086
Prepaid expenses and other	11,502	9,413
Assets held for sale	7,379	24,726

Total current assets	244,368	253,171

Property and equipment—net	10,961	8,505
Goodwill	226,026	153,374
Other intangibles—net	37,220	23,997
Investments	3,047	6,011
Employee supplemental savings plan assets	11,016	12,208
Other assets	10,845	10,316

TOTAL ASSETS	$543,483	$467,582

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of debt	$78,181	$25,080
Accounts payable and accrued expenses	53,755	52,668
Accrued salaries and related expenses	28,745	35,004
Deferred income taxes—current	3,593	5,937
Billings in excess of revenue earned	6,589	5,252
Liabilities held for sale	1,980	3,031

Total current liabilities	172,843	126,972

Debt—net of current portion	63	104
Accrued retirement	12,173	13,435
Other long-term liabilities	2,798	5,711
Deferred income taxes	4,739	781
Minority interest	62	56

TOTAL LIABILITIES	192,678	147,059

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Common stock, Class A—$0.01 par value; 150,000,000 shares authorized; 17,817,123 and 17,418,950 shares issued and outstanding at June 30, 2005 and December 31, 2004, respectively.	178	174
Common stock, Class B—$0.01 par value; 50,000,000 shares authorized; 15,065,293 and 15,065,293 shares issued and outstanding at June 30, 2005 and December 31, 2004, respectively.	151	151
Additional paid in capital	227,823	219,664
Retained earnings	122,779	100,710
Accumulated other comprehensive income (loss)	255	205
Unearned ESOP Shares	(381)	(381)
Deferred compensation	640	640
Shares held in grantor trust	(640)	(640)

TOTAL STOCKHOLDERS’ EQUITY	350,805	320,523

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$543,483	$467,582

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in Thousands)

	(unaudited)
	Six months ended June 30,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$22,069	$6,150
Adjustments to reconcile net income to net cash used in operating activities:
Equity in earnings of affiliates	(278)	(278)
Increase (Decrease) in current and deferred income taxes	1,614	(4,401)
Depreciation and amortization	3,908	3,625
Gain on disposal of an operation	(3,698)	—
Loss from discontinued operations	2,314	13,696
Changes in assets and liabilities-net of effects from acquired, disposed, and discontinued businesses:
Contract receivables	(5,838)	(10,209)
Prepaid expenses and other	(1,722)	5,686
Accounts payable and accrued expenses	2,107	2,649
Accrued salaries and related expenses	(9,229)	(4,767)
Billings in excess of revenue earned	1,370	2,209
Accrued retirement	(1,262)	1,279
Other	2,099	(1,347)

Net cash flow from continuing operations	13,454	14,292

Net cash flows from discontinued operations	13,982	(14,614)

Net cash flows from operating activities	27,436	(322)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(3,315)	(1,817)
Investment in capitalized software for internal use	(3)	(390)
Proceeds from sales of property and equipment	—	1
Investment in capitalized software products	—	(110)
Acquisition of businesses, net of cash acquired	(106,452)	(10,969)
Proceeds from disposal of an operation	7,000	—

Net cash flows from investing activities	(102,770)	(13,285)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	6,817	3,245
Repayment of debt	(41)	—
Net Increase in borrowings under lines of credit	53,101	7,805

Net cash flows from financing activities	59,877	11,050

NET DECREASE IN CASH AND CASH EQUIVALENTS	(15,457)	(2,557)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	22,946	9,166

CASH AND CASH EQUIVALENTS, END OF PERIOD	$7,489	$6,609

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